================================================================================

                              AVATEX FUNDING, INC.

                                       AND

                               AVATEX CORPORATION

                              ---------------------

                              6.75% Notes due 2002

                              ---------------------

                                    Indenture

                              ---------------------

                          Dated as of December 7, 1999

                              ---------------------

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee

================================================================================

NY2:\394032\09

                                TABLE OF CONTENTS

                                                                                                                        PAGE

ARTICLE 1               DEFINITIONS AND INCORPORATION BY REFERENCE........................................................1
           Section 1.01.          Definitions.............................................................................1
           Section 1.02.          Other Definitions.......................................................................6
           Section 1.03.          Incorporation by Reference of Trust Indenture Act.......................................7
           Section 1.04.          Rules of Construction...................................................................7
           Section 1.05.          Compliance Certificates and Opinions....................................................8
           Section 1.06.          Form of Documents Delivered to Trustee..................................................8
           Section 1.07.          Acts of Holders.........................................................................9

ARTICLE 2               THE NOTES........................................................................................10
           Section 2.01.          Form and Dating........................................................................10
           Section 2.02.          Execution and Authentication...........................................................11
           Section 2.03.          Registrar and Paying Agent.............................................................12
           Section 2.04.          Paying Agent to Hold Money in Trust....................................................13
           Section 2.05.          Lists of Holders of the Notes..........................................................13
           Section 2.06.          Transfer and Exchange..................................................................13
           Section 2.07.          Replacement Notes......................................................................16
           Section 2.08.          Outstanding Notes......................................................................16
           Section 2.09.          Treasury Notes.........................................................................17
           Section 2.10.          Temporary Notes........................................................................17
           Section 2.11.          Cancellation...........................................................................17
           Section 2.12.          Record Date............................................................................18
           Section 2.13.          CUSIP Number...........................................................................18
           Section 2.14.          Computation of Interest................................................................18

ARTICLE 3               REDEMPTION AND PREPAYMENT........................................................................18
           Section 3.01.          Election to Redeem; Notice to Trustee..................................................18
           Section 3.02.          Selection by Trustee of Notes to be Redeemed...........................................18
           Section 3.03.          Notice of Redemption...................................................................19
           Section 3.04.          Effect of Notice of Redemption.........................................................20
           Section 3.05.          Deposit of Redemption Price............................................................20
           Section 3.06.          Notes Payable on Redemption Date.......................................................20
           Section 3.07.          Notes Redeemed in Part.................................................................21
           Section 3.08.          Optional Redemption....................................................................21
           Section 3.09.          Mandatory Redemption...................................................................21
           Section 3.10.          Option to Purchase Upon Extraordinary Dividend.........................................21

ARTICLE 4               COVENANTS........................................................................................24
           Section 4.01.          Payment of Principal and Interest......................................................24
           Section 4.02.          Maintenance of Office or Agency........................................................24
           Section 4.03.          Money for Payments to Be Held in Trust.................................................24
           Section 4.04.          Reports................................................................................26
           Section 4.05.          Statement as to Compliance; Notice of Default..........................................26
           Section 4.06.          Payment of Taxes and Other Claims......................................................27



                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                        PAGE

           Section 4.07.          Stay, Extension, Usury Laws............................................................27
           Section 4.08.          Corporate Existence; Corporate Actions.................................................27
           Section 4.09.          Limitation on Incurrence of Indebtedness...............................................29
           Section 4.10.          Limitations on Liens...................................................................30

ARTICLE 5               SUCCESSORS.......................................................................................30
           Section 5.01.          Merger, Consolidation, or Sale of Assets...............................................30
           Section 5.02.          Successor Corporation Substituted......................................................30

ARTICLE 6               DEFAULTS AND REMEDIES............................................................................31
           Section 6.01.          Events of Default and Notice Thereof...................................................31
           Section 6.02.          Acceleration...........................................................................32
           Section 6.03.          Other Remedies.........................................................................32
           Section 6.04.          Waiver of Past Defaults................................................................32
           Section 6.05.          Control by Majority....................................................................33
           Section 6.06.          Limitation on Suits....................................................................33
           Section 6.07.          Rights of Holders of Notes to Receive Payment..........................................33
           Section 6.08.          Collection Suit by Trustee.............................................................34
           Section 6.09.          Trustee May File Proofs of Claim.......................................................34
           Section 6.10.          Priorities.............................................................................34
           Section 6.11.          Undertaking for Costs..................................................................35

ARTICLE 7               TRUSTEE..........................................................................................35
           Section 7.01.          Duties of Trustee......................................................................35
           Section 7.02.          Rights of Trustee......................................................................36
           Section 7.03.          Individual Rights of Trustee...........................................................37
           Section 7.04.          Trustee's Disclaimer...................................................................37
           Section 7.05.          Notice of Defaults.....................................................................37
           Section 7.06.          Reports by Trustee to Holders of the Notes.............................................38
           Section 7.07.          Compensation and Indemnity.............................................................38
           Section 7.08.          Replacement of Trustee.................................................................39
           Section 7.09.          Successor Trustee by Merger, Etc.......................................................40
           Section 7.10.          Eligibility; Disqualification..........................................................40
           Section 7.11.          Preferential Collection of Claims Against the Company..................................40
           Section 7.12.          Rights of Holders with Respect to Time, Method and Place...............................41

ARTICLE 8               AMENDMENT, SUPPLEMENT AND WAIVER.................................................................41
           Section 8.01.          Without Consent of Holders of Notes....................................................41
           Section 8.02.          With Consent of Holders of Notes.......................................................41
           Section 8.03.          Compliance With TIA....................................................................43
           Section 8.04.          Revocation and Effect of Consents......................................................43
           Section 8.05.          Notation on or Exchange of Notes.......................................................44
           Section 8.06.          Trustee to Sign Amendments, Etc........................................................44


                                       ii

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                        PAGE

ARTICLE 9               COLLATERAL AND SECURITY..........................................................................44
           Section 9.01.          Security Agreement.....................................................................44
           Section 9.02.          Recording and Opinions.................................................................45
           Section 9.03.          Release of Collateral..................................................................46
           Section 9.04.          Certificates of the Company............................................................46
           Section 9.05.          Certificates of the Trustee............................................................46
           Section 9.06.          Authorization of Actions to be Taken by the Trustee under the Security Agreement.......46
           Section 9.07.          Authorization of Receipt of Funds by the Trustee Under the Security Agreement..........47
           Section 9.08.          Termination of Security Interest.......................................................47

ARTICLE 10              GUARANTEE OF NOTES...............................................................................47
           Section 10.01.         Parent Guarantee.......................................................................47
           Section 10.02.         Execution and Delivery of Parent Guarantee.............................................48
           Section 10.03.         Guarantor May Consolidate, Etc., on Certain Terms......................................49
           Section 10.04.         Limitation on Guarantor Liability......................................................50
           Section 10.05.         "Trustee" to Include Paying Agent......................................................50

ARTICLE 11              SATISFACTION AND DISCHARGE.......................................................................50
           Section 11.01.         Satisfaction and Discharge of Indenture................................................50
           Section 11.02.         Application of Trust Money.............................................................51

ARTICLE 12              MISCELLANEOUS....................................................................................52
           Section 12.01.         Conflict of any Provision of Indenture with TIA........................................52
           Section 12.02.         Notices................................................................................52
           Section 12.03.         Communication by Holders of Notes with Other Holders of Notes..........................54
           Section 12.04.         Certificate and Opinion as to Conditions Precedent.....................................54
           Section 12.05.         Legal Holidays.........................................................................54
           Section 12.06.         No Personal Liability of Directors, Officers, Employees and Stockholders...............54
           Section 12.07.         Governing Law..........................................................................55
           Section 12.08.         No Adverse Interpretation of Other Agreements..........................................55
           Section 12.09.         Successors and Assigns.................................................................55
           Section 12.10.         Severability...........................................................................55
           Section 12.11.         Counterpart Originals..................................................................55
           Section 12.12.         Table of Contents, Headings, Etc.......................................................55

EXHIBITS
A          -         Form of Note
B          -         Form of Special Compliance Certificate
C          -         Form of Notation of Parent Guarantee on Note
D          -         Form of Supplemental Indenture to be Delivered by New Guarantor
E          -         Form of Security Agreement


                                       iii
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
                             CROSS-REFERENCE TABLE*

    Trust Indenture
      Act Section                                                                                        Indenture Section
310(a)(1).............................................................................................         7.10
     (a)(2)...........................................................................................         7.10
     (a)(3)...........................................................................................         N.A.
     (a)(4)...........................................................................................         N.A.
     (a)(5)...........................................................................................         7.10
     (b)..............................................................................................         7.10
     (c)..............................................................................................         N.A.
311(a)................................................................................................         7.11
     (b)..............................................................................................         7.11
     (c)..............................................................................................         N.A.
312(a)................................................................................................         2.05
     (b)..............................................................................................         12.03
     (c)..............................................................................................         12.03
313(a)................................................................................................         7.06
     (b)(1)...........................................................................................      7.06; 9.03
     (b)(2)...........................................................................................   7.06; 7.07; 9.03
     (c)..............................................................................................      7.06; 12.02
     (d)..............................................................................................         7.06
314(a)................................................................................................      4.04; 12.02
     (b)..............................................................................................         9.02
     (c)(1)...........................................................................................         12.04
     (c)(2)...........................................................................................         12.04
     (c)(3)...........................................................................................         N.A.
     (d)..............................................................................................      9.03; 9.04
     (e)..............................................................................................         1.05
     (f)..............................................................................................         N.A.
315(a)................................................................................................         7.01
     (b)..............................................................................................      7.05; 12.02
     (c)..............................................................................................         7.01
     (d)..............................................................................................         7.01
     (e)..............................................................................................         6.11
316(a)(last sentence).................................................................................         2.09
     (a)(1)(A)........................................................................................         6.05
     (a)(1)(B)........................................................................................         6.04
     (a)(2)...........................................................................................         N.A.
     (b)..............................................................................................         6.07
     (c)..............................................................................................         2.12
317(a)(1).............................................................................................         6.08
     (a)(2)...........................................................................................         6.09
     (b)..............................................................................................         2.04
318(a)................................................................................................         12.01
     (b)..............................................................................................         N.A.
     (c)..............................................................................................         12.01
N.A. means not applicable.
*  This Cross Reference Table is not part of the Indenture.

           INDENTURE dated as of December 7, 1999 among AVATEX FUNDING, INC., a Delaware corporation (the "Company"), AVATEX CORPORATION, a Delaware corporation and the surviving corporation in the Merger (as defined below) ("Avatex"), as guarantor, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "Trustee"). The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6.75% Notes due 2002.

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

           Section 1.01. Definitions.

           Set forth below are certain defined terms used in this Indenture.

           "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

           "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board of directors.

           "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Stock" means, (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, and, in any event with respect to this clause (ii), to the extent that any such series of preferred stock is not treated or classified as a liability on such Person's balance sheet in accordance with GAAP, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owed by such Person or a consolidated Subsidiary of such Person, and (y) all unamortized debt discount and expenses and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

           "Closing Date" means December 7, 1999.

           "Collateral Agent" means Norwest Bank Minnesota, National Association, in its capacity as collateral agent under the Security Agreement.

           "Commission" means the Securities and Exchange Commission.

           "Company" means Avatex Funding, Inc., a Delaware corporation.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

           "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

           "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "Depository" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

           "Extraordinary Dividend" means any dividend or other payment or distribution declared by Phar-Mor to all holders of Phar-Mor Common Stock other than a Regular Dividend.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

           "Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A, and that is deposited with the Note Custodian and registered in the name of the Depository.

           "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

           "Guarantor" means Avatex, as guarantor of the Company's payment of all principal of and interest on the Notes, and all other amounts payable under the Notes or this Indenture, pursuant to the Parent Guarantee.

           "Holder" means a Person in whose name a Note is registered.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Interest Payment Date" has the meaning assigned to such term in paragraph 1 of the form of the Note attached hereto as Exhibit A.

           "Issuance" means the issuance of the Notes by the Company that are required to be issued in connection with the Merger pursuant to the Merger Agreement and a registration statement on Form S-4 (Registration No. 333-84849, as amended) and the prospectus included therein.

           "Legal Holiday" means a Saturday, Sunday or a day on which banking institutions in the City of New York, the city where the principal office of the Trustee is located, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

           "Merger" means the merger of Xetava with and into Avatex contemplated by, and pursuant to, the Merger Agreement.

           "Merger Agreement" means that certain Amended and Restated Agreement and Plan of Merger, dated as of June 18, 1999, by and between Avatex and Xetava, as the same shall be amended, amended and restated, supplemented or modified from time to time.

           "Notes" means the Company's 6.75% Notes due 2002 issued in compliance with this Indenture.

           "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness, including the Notes.

           "Officer" means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, the President, any Senior Vice President, the Chief Financial Officer or any Vice President of such Person.

           "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements set forth in
Section 1.05 hereof.

           "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be reasonably acceptable to the Trustee, in form and substance satisfactory to the Trustee. Each such opinion shall include the statements provided for in TIA Section 314(e) to the extent applicable.

           "Parent Guarantee" means the guarantee of the Guarantor of the Company's payment obligations under the Notes.

           "Permitted Liens" means (i) Liens in favor of the Company; (ii) Liens with respect to or contemplated by the Security Agreement and the Subrogation Agreement; (iii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith and diligently by appropriate proceedings and which are not being foreclosed; (iv) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens with respect to amounts not yet delinquent or being contested in good faith and diligently by appropriate proceedings; and (v) any other Liens that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit by the Company and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company, and, in each case under this clause (v), are being contested in good faith and diligently by appropriate proceedings; provided, however, that, with respect to clauses (iv) and (v), to the extent any such Liens are on the Pledged Collateral, such Liens are removed or released within 60 days after the Company is notified of the existence thereof, or to the extent any such Liens are not on the Pledged Collateral, such Liens are removed or released within 120 days after the Company is notified of the existence thereof.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

           "Phar-Mor" means Phar-Mor, Inc., a Pennsylvania corporation, including its successors.

           "Phar-Mor Common Stock" means common stock, par value $0.01 per shares, of Phar-Mor, including any subdivision, combination or reclassification thereof.

           "Pledged Collateral" has the meaning assigned to such term in the Security Agreement.

           "Regular Dividend" means any regular quarterly cash dividend declared by Phar-Mor to all holders of Phar-Mor Common Stock, other than a quarterly cash dividend that exceeds the immediately preceding quarterly cash dividend by 10%.

           "Responsible Officer", when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

           "Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, among the Company, the Trustee, the Collateral Agent and Avatex, substantially in the form of Exhibit E hereto, as the same may be amended, amended and restated, supplemented or modified from time to time.

           "Security Documents" means the Security Agreement and all related agreements, instruments, financing statements or other documents that set forth or limit the Lien of the Trustee in the Pledged Collateral.

           "Subrogation Agreement" means that certain Subrogation Agreement, dated as of December 7, 1999, by and between Bart A. Brown, Jr., as trustee under Chapter 7 of Title 11 of the United States Code of FoxMeyer Corporation, FoxMeyer Drug Company, Healthcare Transportation System, Inc., Merchandise Coordinator Services Corporation, FoxMeyer Software, Inc. and Health Mart, Inc. and their respective estates, as their interests may appear, and the Trustee, as trustee under this Indenture and as Collateral Agent under the Security Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

           "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

           "Trustee" means the party named as such above unless and until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

           "Trustee Note" has the meaning assigned to such term in the Subrogation Agreement.

           "Xetava" means Xetava Corporation, a Delaware corporation and wholly-owned subsidiary of Avatex.

           Section 1.02. Other Definitions.

                                                         Defined in
           Term                                            Section
           ----                                            -------

           "Act"....................................        1.07
           "Definitive Note"........................        2.01(d)
           "DTC"....................................        2.03
           "Event of Default".......................        6.01
           "Extraordinary Dividend Offer"...........        3.10

           "Extraordinary Dividend Proceeds"........        3.10
           "incur"..................................        4.12
           "Offer Amount"...........................        3.10
           "Offer Period"...........................        3.10
           "Paying Agent"...........................        2.03
           "Purchase Date"..........................        3.10
           "Registrar"..............................        2.03

           Section 1.03. Incorporation by Reference of Trust Indenture Act.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Notes;

           "indenture security Holder" means a Holder of a Note;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee; and

           "obligor" on the Notes means the Company and any successor obligors upon the Notes.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

           Section 1.04. Rules of Construction.

           Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular; and

               (5) provisions apply to successive events and transactions.

           Section 1.05. Compliance Certificates and Opinions.

           (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee, upon request by the Trustee, an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

           (b) On each Interest Payment Date, the Company shall deliver to the Trustee an Officer's Certificate substantially in the form attached hereto as Exhibit B.

           (c) Every certificate or opinion (other than the certificates required by Section 4.05(a) hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of TIA Section 314(e) and shall include:

               (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

           Section 1.06. Form of Documents Delivered to Trustee.

           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

           Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

           Section 1.07. Acts of Holders.

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

           (c) The ownership of Notes shall be proved by a register kept by the Registrar.

           (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

           If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six
(6) months after the record date.

           (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                    ARTICLE 2
                                    THE NOTES

           Section 2.01. Form and Dating.

           (a) Form. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject, or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable in registered form, without coupons, and only in denominations of $1.00 and integral multiples thereof.

           (b) Global Notes. Notes may be issued in the form of one or more Global Notes, which shall be deposited on behalf of the Holders of the Notes represented thereby with the Trustee, as custodian of the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

           Each Global Note shall represent such of the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

           Except as set forth in Section 2.06 hereof, any Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

           (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

           The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depository or the nominee of the Depository and
(ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

           Participants who hold Notes through the Depository shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Note Custodian as custodian for the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

           (d) Definitive Notes. Notes to be issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto) (any of such Notes, a "Definitive Note").

           Section 2.02. Execution and Authentication.

           One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

           A Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

           The Notes shall be designated as the Company's "6.75% Notes due 2002" and are to be issued initially in connection with the Issuance upon the execution of this Indenture or otherwise in connection with the Issuance from time to time thereafter in an aggregate principal amount not to exceed $34,000,000. The Trustee shall, upon a written order of the Company signed by an Officer of the Company, authenticate Notes for original issue up to an aggregate principal amount stated in the preceding sentence and paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed such amount except as provided in Section 2.07 hereof.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

           Section 2.03. Registrar and Paying Agent.

           The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent") or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.07 hereof.

           The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

           The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

           Section 2.04. Paying Agent to Hold Money in Trust.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

           Section 2.05. Lists of Holders of the Notes.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

           Section 2.06. Transfer and Exchange.

           (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture, the procedures of the Depository therefor and applicable securities laws. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Trustee of written instructions (or such other form of instructions as is customary for the Depository) from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall cause the aggregate principal amount of such Global Note to be reduced accordingly pursuant to Section 2.06(e) hereof, and the Company shall execute and the Trustee shall authenticate and deliver a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to the preceding sentence shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository.

           (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note pursuant to Section 2.11 hereof and increase or cause to be increased, in accordance with standing instructions and procedures existing between Note Custodian and the Depository, the aggregate principal amount of an outstanding Global Note pursuant to Section 2.06(e) hereof. If no Global Note is then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount. Any Definitive Note presented or surrendered for registration of transfer or exchange whether for another Definitive Note or for a beneficial interest in a Global Note pursuant to this Section 2.06(b) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

           (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

           (d) Authentication of Definitive Notes in Absence of Depository. If at any time:

               (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, as directed by the

Company, appropriate Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

           (e) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

           (f) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, subject to this Section 2.06, the Company shall execute and, upon the written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.07 or 8.05 hereof, which shall be paid by the Company).

               (iii) Neither the Company nor the Registrar shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid Obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v) The Company and the Registrar shall not be required:

                     (A) to issue, to register the transfer of or to exchange
               Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under

               Sections 3.01 and 3.02 hereof and ending at the close of business on the day of selection;

                     (B) to register the transfer of or to exchange a Note
               between a record date and the next succeeding interest payment date; or

                     (C) to register the transfer of a Note other than in
               amounts of $1.00 or integral multiples thereof.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.


           Section 2.07. Replacement Notes.

           If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note and the ownership thereof, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

           Every replacement Note is an additional Obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Notes duly issued hereunder.

           Section 2.08. Outstanding Notes.

           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding, subject to the provisions of applicable law to the contrary. If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding, and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

           Section 2.09. Treasury Notes.

           In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, a Subsidiary of the Company or any Affiliate of the Company or any immediate family member of any such Affiliate shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

           Section 2.10. Temporary Notes.

           Until Definitive Notes are ready for delivery, the Company may prepare, and upon the written order of the Company signed by an Officer of the Company, the Trustee shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, and the Trustee, upon receipt of the written order of the Company signed by an Officer of the Company, shall authenticate, Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

           Section 2.11. Cancellation.

           The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

           Section 2.12. Record Date.

           The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

           Section 2.13. CUSIP Number.

           The Company in issuing the Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

           Section 2.14. Computation of Interest.

           Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

           Section 3.01. Election to Redeem; Notice to Trustee.

           The election of the Company to redeem any Notes pursuant to Section
3.08 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 but not more than 60 days prior to the redemption date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee for its convenience), notify the Trustee pursuant to an Officer's Certificate of (i) such redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the clause of this Indenture pursuant to which the redemption shall occur.

           If the Company elects to make an offer to purchase Notes pursuant to
Section 3.10 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officer's Certificate setting forth (i) the terms of the offer, (ii) the principal amount of Notes to be purchased, (iii) the purchase price, (iv) the purchase date and (v) further setting forth a statement to the effect that the Company has received an Extraordinary Dividend on the Pledged Collateral, including a brief description of such Extraordinary Dividend.

           Section 3.02. Selection by Trustee of Notes to be Redeemed.

           If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

           The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

           Section 3.03. Notice of Redemption.

           Notice of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address or at the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

           All notices of redemption shall state:

           (a) the redemption date;

           (b) the redemption price;

           (c) if less than all Notes then outstanding are to be redeemed, the identification (and, in the case of a Note to be redeemed in part, the principal amount) of the particular Notes to be redeemed;

           (d) that on the redemption date the redemption price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the redemption price) interest thereon shall cease to accrue on or after said date;

           (e) the place or places where such Notes are to be surrendered for payment of the redemption price;

           (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (g) the CUSIP number, if any, relating to such Notes; and

           (h) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the redemption date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

           Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

           Section 3.04. Effect of Notice of Redemption.

           Once notice of redemption is given in accordance herewith, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

           Section 3.05. Deposit of Redemption Price.

           On or before 12:00 p.m. (New York City time) on any redemption date or the date on which Notes are to be accepted for purchase pursuant to Section
3.10 hereof, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03 hereof) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable redemption date) sufficient to pay the redemption price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

           If Notes called for redemption or tendered in an Extraordinary Dividend Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest on, all Notes to be redeemed or purchased, on and after the redemption or purchase date interest shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Extraordinary Dividend Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or tendered in an Extraordinary Dividend Offer shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid.

           Section 3.06. Notes Payable on Redemption Date.

           Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price together with accrued interest to the redemption date.

           If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the redemption date at the rate borne by such Note.

           Section 3.07. Notes Redeemed in Part.

           Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 4.02 hereof (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and a new Note in principal amount equal to the unpurchased or unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

           Section 3.08. Optional Redemption.

           (a) The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at a redemption price equal to 100% of principal amount of the Notes to be redeemed, together with accrued and unpaid interest thereon to the applicable redemption date.

           (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.

           Section 3.09. Mandatory Redemption.

           The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

           Section 3.10. Option to Purchase Upon Extraordinary Dividend.

           (a) In the event the Company receives an Extraordinary Dividend on account or in respect of the Pledged Collateral, the Company may use all or part of the proceeds of such Extraordinary Dividend (the "Extraordinary Dividend Proceeds") to make an offer to all Holders of Notes (the "Extraordinary Dividend Offer") to purchase Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth herein. If the aggregate principal amount of Notes surrendered by Holders in an Extraordinary Dividend Offer exceeds the amount of Extraordinary Dividends Proceeds being used in such Extraordinary Dividend Offer, the Trustee shall select the Notes to be purchased by the Company in such Extraordinary Dividend Offer on a pro rata basis.

           (b) In the event that the Company elects to commence an Extraordinary Dividend Offer, it shall follow the procedures specified below.

           An Extraordinary Dividend Offer shall remain open for a period of at least 20 Business Days following its commencement (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes that the Company offered to purchase pursuant to an Extraordinary Dividend Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Extraordinary Dividend Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Extraordinary Dividend Offer.

           Upon the commencement of an Extraordinary Dividend Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Extraordinary Dividend Offer. The Extraordinary Dividend Offer shall be made to all Holders. The notice, which shall govern the terms of an Extraordinary Offer, shall state:


           (i) that the Extraordinary Dividend Offer is being made pursuant to this Section 3.10 and the length of time the Extraordinary Dividend Offer shall remain open;

           (ii) the Offer Amount, the purchase price and the Purchase Date;

           (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

           (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Extraordinary Dividend Offer shall cease to accrue interest after the Purchase Date;

           (v) that Holders electing to have a Note purchased pursuant to any Extraordinary Dividend Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three (3) days before the Purchase Date;

           (vi) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later that the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

           (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1.00 or integral multiples thereof, shall be purchased); and

           (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

           On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Extraordinary Dividend Offer, or if less than the Offer Amount has tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five (5) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

           Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10, shall be made pursuant to the provisions of Sections 3.01 through 3.07 hereof.

                                    ARTICLE 4
                                    COVENANTS

           Section 4.01. Payment of Principal and Interest.

           The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

           Section 4.02. Maintenance of Office or Agency.

           The Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

           The Company may from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or recession shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or recession and any change in the location of any such office or agency.

           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

           Section 4.03. Money for Payments to Be Held in Trust.

           If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

           Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal or interest so becoming due (or at the option of the Company, payment of interest may be mailed by check to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of the Depository or any successor thereto) such sum to be held in trust for the benefit of the Persons entitled to such principal or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

           The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

           (a) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

           (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest;

           (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

           (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

           The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two (2) years after such principal or interest has become due and payable shall be paid to the Company at the request of the Company or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company (i) cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company, and (ii) cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

           Section 4.04. Reports.

           (a) As long as any Notes are outstanding, the Company shall furnish to the Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information documents or reports pursuant to either of such sections, then to furnish to the Trustee and file with the Commission, in accordance with rules and regulations prescribed by the Commission, any such supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

           (b) In addition to complying with Section 4.04(a), the Company shall at all times comply with TIA Section 314(a), as applicable.

           Section 4.05. Statement as to Compliance; Notice of Default.

           (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date of this Indenture, an Officer's Certificate stating whether, to such Officer's knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge each entity is not in default in the performance or observance of any terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

           (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

           Section 4.06. Payment of Taxes and Other Claims.

           The Company shall pay prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

           Section 4.07. Stay, Extension, Usury Laws.

           The Company and the Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law whatever enacted, now or at any time hereafter in force, that may affect that covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that they may lawfully do so) hereby waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

           Section 4.08. Corporate Existence; Corporate Actions.

           (a) Subject to Articles 5 and 10 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company.

           (b) The Company will engage only in acts or activities, directly or indirectly, arising from, provided or necessitated by, resulting from, in connection with or otherwise incidental or related to the following:

               (i) subject to Section 3.10 hereof and paragraph (f) below, accepting, owning and holding the entire beneficial interest in the Pledged Collateral or any other contributions to the capital of the Company as long as such contributions have no associated liabilities;

               (ii) entering into this Indenture and the Security Agreement (or any amendment hereto or thereto);

               (iii) complying with, and performing any and all of the Company's obligations under, contemplated or necessitated by or in connection with, this Indenture, the Notes, the Issuance, the Security Agreement, the Merger Agreement, the Merger, the Subrogation Agreement or the Trustee Note;

               (iv) subject to Section 3.10 hereof and paragraph (f) below, investing the proceeds derived from the ownership of the Pledged

           Collateral or any other assets contributed to the Company, but only in bank certificates of deposit, money market instruments or securities issued by the United States government or its agencies or instrumentalities (as long as such certificates of deposit, money market instruments or securities mature prior to December 7, 2002);

               (v) executing, delivering and performing any agreement evidencing, necessitated by or in connection with any and all of the foregoing or any and all of the activities and powers referred to in clause (vi) below; and

               (vi) engaging in any lawful act or activity and to exercise powers permitted to a corporation organized under the General Corporation Law of the State of Delaware that, in each case, are incidental to the foregoing or necessary to accomplish the foregoing.

           (c) Notwithstanding any provision of the Company's Certificate of Incorporation and any provision of law that otherwise so empowers the Company, the Company shall not (i) engage in any business or activity other than as described in Section 4.08 or its Certificate of Incorporation and matters necessarily incident thereto; (ii) increase or reclassify the Capital Stock of the Company or issue any additional shares of Capital Stock of the Company; or
(iii) delete, amend, supplement or otherwise modify any provision of its Certificate of Incorporation, or delete, amend, supplement or otherwise modify any provision of its By-laws to frustrate the provisions of its Certificate of Incorporation.

           (d) The Company shall at all times:

               (i) not become involved in the day-to-day management of any other Person;

               (ii) maintain corporate records, books of account and payroll (if any) separate from any other Person;

               (iii) maintain financial statements, books and records separate from any other Person and insure that any consolidated financial statements that include the Company have notes clearly stating that the Company is a separate corporate entity;

               (iv) maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account);

               (v) conduct all business correspondence of the Company and other communications in the Company's own name;

               (vi) not act as an agent of any other Person in any capacity; and

               (vii) separately manage the Company's liabilities from those of any other Person.

           (e) The Company shall not declare or pay any dividend or make any other payment or distribution on account or in respect of the Company's Capital Stock.

           (f) Notwithstanding anything to the contrary in this Indenture, the Security Agreement or the Company's Certificate of Incorporation, the Company shall be able to use the proceeds derived from its ownership of the Pledged Collateral, including, but not limited to, the proceeds of any Regular Dividend or Extraordinary Dividend made on account or in respect of the Pledged Collateral, and the proceeds of any contributions to the capital of the Company, to pay or cause to be paid the principal of and interest on the Notes in the manner provided herein and the Notes or to purchase, redeem or otherwise acquire or retire the Notes; provided, however, that, in the event that the proceeds of any Extraordinary Dividend exceed $2.3 million, the Company may not use more than the greater of $2.3 million and 50% of such Extraordinary Dividend to pay or cause to be paid interest on the Notes. Section 4.09. Limitation on Incurrence of Indebtedness.

           The Company shall not, create, incur, issue, assume, guarantee or otherwise become, directly or indirectly, liable, contingently or otherwise, with respect to (collectively, "incur") any indebtedness or liability.

           Notwithstanding the foregoing, the Company may incur the following:

           (a) indebtedness or liabilities of the Company under, arising from or otherwise with respect to or in connection with, or otherwise incurred by the Company in connection with the consummation of any of the transactions contemplated by, or otherwise to comply with, the Notes, this Indenture, the Officer's Certificate to be delivered pursuant to Section 1.05(b) hereof, the Security Agreement and the Trustee Note (as contemplated by the Subrogation Agreement), in each case, after December 7, 1999;

           (b) indebtedness or liabilities arising after December 7, 1999 from the fees and expenses of, or payable or paid to, (i) the Trustee or the Collateral Agent, and (ii) the Company's outside counsel or accountants or other outside agents or representatives, to the extent it is necessary or reasonably advisable to engage any such person in connection with the Company's interpreting, complying with (including, but not limited to, complying with any applicable law, rule or regulation), or otherwise consummating any of the transactions contemplated by, this Indenture, the Officer's Certificate to be delivered pursuant to Section 1.05(b) hereof, the Notes, the Security Agreement, the Subrogation Agreement or the Trustee Note; and

           (c) indebtedness or liabilities on account of incidentals or administrative services supplied or furnished to the Company (including, but not limited to, bank and brokerage fees) in an aggregate amount per calendar year not to exceed $7,500.

           Section 4.10. Limitations on Liens.

           The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset or property now owned or hereafter acquired by the Company, except Permitted Liens.

                                   ARTICLE 5
                                   SUCCESSORS

           Section 5.01. Merger, Consolidation, or Sale of Assets.

           Without the consent of the Holders of at least 66-2/3% in principal amount of Notes then outstanding, the Company shall not, in one or more related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, or sell, transfer or dispose of any of its Capital Stock to, another Person. In the event the requisite approval for any transaction described in the foregoing sentence is obtained, (a) upon consummation of any such transaction, the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, assumes all the Obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (b) immediately after any such transaction no Default or Event of Default shall exist, and (c) upon consummation of any such transaction, the Company delivers an Officer's Certificate and an Opinion of Counsel to the Trustee, stating (A) that the proposed transaction and the supplemental indenture comply with the Indenture and (B) that the Trustee shall be entitled to conclusively rely upon such Officer's Certificate and Opinion of Counsel.

           Section 5.02. Successor Corporation Substituted.

           Upon any permitted consolidation or merger, or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of, transfer or other disposition of any of the Capital Stock of, the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to such successor) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes, except in the case of a sale or other disposition of all or substantially all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

           Section 6.01. Events of Default and Notice Thereof.

           Each of the following constitutes an "Event of Default":

           (a) default for 15 days in the payment when due of interest on the Notes;

           (b) default for 5 days in payment when due of the principal on the Notes;

           (c) failure by the Company or the Guarantor, as applicable, to comply with the provisions of Section 4.09, 4.10, 5.01 or 10.03 hereof;

           (d) failure by the Company for 21 days after written notice to comply with any of its other covenants or agreements in this Indenture, the Notes or the Security Agreement (including any failure to provide the Collateral Agent, for the benefit of the Holders of the Notes, with a continuing first-priority Lien on the Pledged Collateral), or the failure, after 21 days written notice thereof, of any of the representations or warranties in the Security Agreement to be true and correct in all material respects;

           (e) failure by the Guarantor to perform any covenant set forth in the Parent Guarantee, or the repudiation by the Guarantor of its obligations under the Parent Guarantee or the unenforceability of the Parent Guarantee against the Guarantor for any reason, unless, in each such case, the Guarantor has no indebtedness for borrowed money outstanding at such time or at any time thereafter;

           (f) the Company pursuant to or within the meaning of any Bankruptcy
Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) generally is not paying its debts as they become due; and

           (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                 (A) is for relief against the Company in an
                      involuntary case;

                                 (B) appoints a Custodian of the Company for all
                      or substantially all of the property of the Company; or

                                 (C) orders the liquidation of the Company; and
                      the order or decree remains unstayed and in effect for 60 consecutive days.

           Section 6.02. Acceleration.

           If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (f) or (g) of
Section 6.01 hereof with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

           Section 6.03. Other Remedies.

           If an Event of Default occurs and is continuing, the Trustee may, or may direct the Collateral Agent to, pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Agreement.

           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

           Section 6.04. Waiver of Past Defaults.

           The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Collateral Agent, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest on, or principal of, the Notes, and except in connection with a purchase of, or a tender offer or exchange offer for, the Notes. Notwithstanding the foregoing, the consent of Holders of at least 66-2/3% in principal amount of the Notes then outstanding (excluding, as part of such 66-2/3%, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes) shall be required for any waiver of any existing Default or Event of Default with respect to the Company's non-compliance with Section 4.08, 4.09,
4.10 or 5.01 hereof. The Trustee may withhold from Holders of the Notes and from the Collateral Agent notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

           Section 6.05. Control by Majority.

           The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it, including the exercise of any remedy under the Security Agreement. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that would be likely to subject the Trustee to personal liability, as determined by the Trustee's independent counsel in a written opinion. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

           Section 6.06. Limitation on Suits.

           No Holder of a Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such proceeding, and (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute (or commit to institute as soon as possible) such proceeding within 15 days.

           Section 6.07. Rights of Holders of Notes to Receive Payment.

           Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on any Note, on or after the respective due dates expressed in any Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           Section 6.08. Collection Suit by Trustee.

           If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on the Notes and, to the extent lawful, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

           Section 6.09. Trustee May File Proofs of Claim.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company, the Guarantor or any other obligor upon the Notes, and their respective creditors or property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, as administrative expenses associated with any such proceeding, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

           Section 6.10. Priorities.

           If the Trustee collects any money pursuant to this Article 6, it shall pay out the money, subject to Article 9 hereof and Section 16 of the Security Agreement, in the following order:

           First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second: to Holders of Notes for amounts due and unpaid on the Notes for interest and then principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest and principal, respectively; and

           Third: to the Company or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

           Section 6.11. Undertaking for Costs.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

           Section 7.01. Duties of Trustee.

           (a) If an Event of Default shall occur (which shall not be cured), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

           (b) Except during the continuance of an Event of Default:

               (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section 7.01 and Section 7.02 hereof.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any of the Holders unless the Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

           (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

           Section 7.02. Rights of Trustee.

           (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereof in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders of Notes shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense.

           Section 7.03. Individual Rights of Trustee.

           The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

           Section 7.04. Trustee's Disclaimer.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the direction of the Company under any provision of this Indenture or of the Security Agreement, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document furnished or issued in connection with the sale of the Notes other than its certificate of authentication.

           Section 7.05. Notice of Defaults.

           If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to the Collateral Agent and to the Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs. If a Default or Event of Default has occurred and is cured and such cure is actually known to the Trustee, the Trustee shall mail to the Collateral Agent and the Holders of Notes a notice of such cure within seven
(7) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible

Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

           Section 7.06. Reports by Trustee to Holders of the Notes.

           Within 60 days after each May 15 beginning with the May 15 following the Closing Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

           A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

           Section 7.07. Compensation and Indemnity.

           The Company shall pay to the Trustee, from time to time as may be agreed upon between them, reasonable compensation for its acceptance of this Indenture and services hereof. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           The Company shall indemnify and hold harmless the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture or the Security Documents against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Security Documents, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

           To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.01(f) or (g) hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

           Section 7.08. Replacement of Trustee.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

           (a) the Trustee fails to comply with Section 7.10 hereof;

           (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

           (c) a Custodian or public officer takes charge of the Trustee or its property; or

           (d) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee that meets the eligibility requirements in Section 7.10 below. At any time, within one (1) year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six (6) months (or such shorter period during which the Notes have been outstanding), fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Company and to the Collateral Agent. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes and to the Collateral Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

           Section 7.09. Successor Trustee by Merger, Etc.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

           Section 7.10. Eligibility; Disqualification.

           There shall at all times be a Trustee hereof and a Collateral Agent under the Security Agreement that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $500 million as set forth in its most recent published annual report of condition.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

           Section 7.11. Preferential Collection of Claims Against the Company.

           The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

           Section 7.12. Rights of Holders with Respect to Time, Method and
Place.

           Subject to the limitations of Article 6 and 7 of this Indenture, a majority in principal amount of the then outstanding Notes issued hereunder shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

                                   ARTICLE 8
                        AMENDMENT, SUPPLEMENT AND WAIVER

           Section 8.01. Without Consent of Holders of Notes.

           Notwithstanding Section 8.02 hereof, without the consent of any Holder of Notes, the Company, the Guarantor (with respect to the Parent Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture, the Notes, the Parent Guarantee or the Security
Documents:

           (a) to cure any manifest error, defect or inconsistency;

           (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

           (c) to comply with Article 10 hereof;

           (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

           (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

           (f) to enter into additional or supplemental Security Documents.

           Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture or Security Documents, and upon receipt by the Trustee of the documents described in Section 8.06 hereof the Trustee shall join with the Company and the Guarantor, if necessary, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture or the Security Documents and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

           Section 8.02. With Consent of Holders of Notes.

           Except as provided in the proviso included in this paragraph and as otherwise provided below in this Section 8.02, this Indenture, the Notes, the Parent

Guarantee issued hereunder and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (excluding, as part of such majority, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture, the Notes, the Parent Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (excluding consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that the consent of the Holders of at least 66-2/3% in principal amount of the Notes then outstanding (excluding, as part of such 66-2/3%, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes) shall be required for any amendment or supplement of, or waiver of any existing Default or compliance with any provisions of, Section 4.08, 4.09, 4.10 or 5.01 hereof.

           Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture or Security Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06 hereof to the extent requested by the Trustee, the Trustee shall join with the Company and the Guarantor in the execution of such amended or supplemental Indenture or Security Document unless such amended or supplemental Indenture or Security Document affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture or Security Documents.

           The consent of the Holders is not necessary under this Section 8.02 to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

           Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration to any Holder of Notes for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms of this Indenture, the Security Agreement or the Notes, unless such consideration is required to be paid to all Holders bound by such consent, waiver or amendment whether or not such Holders so consent, waive or agree to amend or tender.

           After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Parent Guarantee, or the Security Documents. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note or the Parent Guarantee held by a non-consenting Holder):

               (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

               (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

               (iii) reduce the rate of or change the time for payment of interest on any Note;

               (iv) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

               (v) make any Note payable in money other than that stated in such Notes;

               (vi) make any change in Section 6.04 or Section 6.07 hereof;

               (vii) except as provided under Article 10 or in accordance with the terms of the Parent Guarantee, release the Guarantor from its obligations under the Parent Guarantee, or make any change in the Parent Guarantee that would adversely affect the Holders of the Notes;

               (viii) make any change in the amendment and waiver provisions of this Article 8; or

               (ix) release any portion of the Pledged Collateral from the Lien of this Indenture or the Security Documents, except as contemplated by this Indenture or the Security Documents.

           Section 8.03. Compliance With TIA.

           Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

           Section 8.04. Revocation and Effect of Consents.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

           Section 8.05. Notation on or Exchange of Notes.

           The Trustee may, but shall not be required to, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

           Section 8.06. Trustee to Sign Amendments, Etc.

           The Trustee shall sign any amended or supplemental Indenture or Security Agreement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Security Document until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental Indenture or Security Document the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or Security Document is authorized or permitted by this Indenture and that it is not inconsistent herewith.

                                    ARTICLE 9
                             COLLATERAL AND SECURITY

           Section 9.01. Security Agreement.

           The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured to the extent provided in the Security Agreement. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral (as defined in the Security Agreement)) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver or cause to be delivered to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Security Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Security Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens.

           Section 9.02. Recording and Opinions.

           (a) The Company shall furnish to the Trustee and the Collateral Agent simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

           (b) The Company shall furnish to the Collateral Agent and the Trustee on December 1, in each year beginning with December 1, 2000, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

           (c) The Company shall otherwise comply with the provisions of TIA ss. 314(b).

           Section 9.03. Release of Collateral.

           (a) Subject to subsection (b) of this Section 9.03, Pledged Collateral may be released from the Lien and security interest created by the Security Agreement at any time or from time to time in accordance with the provisions of the Security Agreement or as provided hereby.

           (b) The release of any Pledged Collateral from the terms of this Indenture and the Security Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Security Agreement. To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Security Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Agreement, to be complied with. The Trustee shall comply (to the extent required) with TIA ss.ss. 313(b)(1) and 313(d). Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

           Section 9.04. Certificates of the Company.

           (a) The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Security Agreement, (i) all documents required by TIA ss. 314(d) and (ii) an Opinion of Counsel, which shall be rendered by outside counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d). The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

           Section 9.05. Certificates of the Trustee.

           In the event that the Company wishes to release Pledged Collateral in accordance with the Security Agreement and has delivered the certificates and documents required by the Security Agreement and Section 9.04 hereof, the Trustee, based on the Opinion of Counsel delivered pursuant to Section 9.04(b), shall deliver a certificate to the Collateral Agent setting forth such determination.

           Section 9.06. Authorization of Actions to be Taken by the Trustee under the Security Agreement.

           Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have the power to, or direct the Collateral Agent to, institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Security Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of the Notes, the Trustee or the Collateral Agent).

           Section 9.07. Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

           The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Agreement, and to make further distribution of such funds to the Holders of Notes according to the provisions of this Indenture.

           Section 9.08. Termination of Security Interest.

           Upon the payment in full of (a) all Obligations of the Company under this Indenture and the Notes and (b) all fees and expenses due to the Trustee under this Indenture, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Agreement.

                                   ARTICLE 10
                               GUARANTEE OF NOTES

           Section 10.01. Parent Guarantee.

           Subject to Section 10.04 hereof, the Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes held thereby and the Obligations of the Company hereunder and thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Parent Guarantee, and shall entitle the Holders to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Parent Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Parent Guarantee.

           Section 10.02. Execution and Delivery of Parent Guarantee.

           To evidence the Parent Guarantee set forth in Section 10.01 hereof, the Guarantor hereby agrees that a notation of the Parent Guarantee substantially in the form of Exhibit C hereto shall be endorsed by manual or facsimile signature by an Officer of the Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor, by manual or facsimile signature, by an officer of the Guarantor.

           The Guarantor hereby agrees that the Parent Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Parent Guarantee.

           If an Officer whose signature is on this Indenture or on the Parent Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Parent Guarantee is endorsed, the Parent Guarantee shall be valid nevertheless.

           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Parent Guarantee set forth in this Indenture on behalf of the Guarantor.

           Section 10.03. Guarantor May Consolidate, Etc., on Certain Terms.

           (a) Except as set forth in this Section 10.03, nothing contained in this Indenture shall prohibit a merger between the Guarantor and a Subsidiary of the Guarantor, other than a merger between the Guarantor and the Company (which shall only be permitted as set forth in Section 5.01).

           (b) The Guarantor shall not consolidate with or merge with or into (whether or not the Guarantor is the surviving Person), sell all or substantially all of its assets to, or sell or dispose of more than 80% of its Capital Stock to, another Person, whether or not affiliated with the Guarantor, unless, other than with respect to a merger between the Guarantor and a Subsidiary of the Guarantor (other than the Company), (i) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor), or to which such sale shall have been made, assumes all the obligations of the Guarantor pursuant to a supplemental indenture substantially in the form of Exhibit D hereto, under the Parent Guarantee of the Guarantor and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of a merger of the Guarantor with and into a Subsidiary of the Guarantor, the Guarantor or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale shall have been made, shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Guarantor immediately preceding the transaction.

           (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit D hereto, of the Parent Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the Guarantor. Such successor Person thereupon may cause to be signed the Parent Guarantee to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed and delivered to the Trustee. The Parent Guarantee so issued shall in all respects have the same legal rank and benefit under this Indenture as the Parent Guarantee theretofore and thereafter issued in accordance with the terms of this Indenture as though the Parent Guarantee had been issued at the date of the execution hereof.

           (d) In the event of a sale of all or substantially all of the assets of the Guarantor in compliance with Section 10.03(b) above, then the Guarantor shall be released and relieved of any Obligations under the Parent Guarantee. Upon the delivery by the Guarantor or such other appropriate Person to the Trustee of an Officer's Certificate to the effect of the foregoing, the Trustee shall execute any document reasonably required in order to evidence the release of the Guarantor from its Obligations under the Parent Guarantee.

           Section 10.04. Limitation on Guarantor Liability.

           For purposes hereof, the Guarantor's liability shall be limited to the lesser of (a) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (b) the amount, if any, which would not have
(i) rendered the Guarantor "insolvent" (as such term is defined in applicable Bankruptcy Law) or (ii) left the Guarantor with unreasonably small capital at the time the Parent Guarantee was entered into; provided, however, that, it will be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to the Parent Guarantee is the amount set forth in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (b) above. In making any determination as to solvency or sufficiency of capital of the Guarantor in accordance with the previous sentence, any rights the Guarantor may have, contractual or otherwise, shall be taken into account.

           Section 10.05. "Trustee" to Include Paying Agent.

           In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

           Section 11.01. Satisfaction and Discharge of Indenture.

           This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, when either:

           (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

               (b) (i) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one
     (1) year and the Company or the Guarantor, has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal and accrued interest to the date of maturity or redemption;

               (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor, is bound;

               (iii) the Company or the Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

               (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

           In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

           Section 11.02. Application of Trust Money.

           Subject to the provisions of the last paragraph of Section 4.03 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

           If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had not occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12
                                  MISCELLANEOUS

           Section 12.01. Conflict of any Provision of Indenture with TIA.

           If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

           Section 12.02. Notices.

           Any notice or communication by the Company, the Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                     If to the Company:

                     Avatex Funding, Inc.
                     5910 North Central Expressway
                     Suite 1780
                     Dallas, Texas 75206
                     Attention:  General Counsel
                     Facsimile:  (214) 365-7499

                     If to the Guarantor:

                     Avatex Corporation
                     5910 North Central Expressway
                     Suite 1780
                     Dallas, Texas  75206
                     Attention:  General Counsel
                     Facsimile:  (214) 365-7499

                     If to the Trustee:

                     Norwest Bank Minnesota,
                     National Association
                     Sixth and Marquette; MAC N9303-120
                     Minneapolis, Minnesota 55479-0069
                     Attention:  Corporate Trust Services
                     Facsimile:  (612) 667-9828

                     If to the Collateral Agent:

                     Norwest Bank Minnesota,
                     National Association
                     Sixth and Marquette; MAC N9303-120
                     Minneapolis, Minnesota 55479-0069
                     Attention:  Corporate Trust Services
                     Facsimile:  (612) 667-9825


           The Company, the Trustee or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

           Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

           Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

           Section 12.04. Certificate and Opinion as to Conditions Precedent.

           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Sections 1.05(a) and (c) hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Sections 1.05(a) and (c) hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

           Section 12.05. Legal Holidays.

           In any case where any interest payment date or any maturity date with respect to any Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture, the Notes or the Parent Guarantee) payment of interest or principal need not be made on such date but may be made on the next succeeding Business Day.

           Section 12.06. No Personal Liability of Directors, Officers, Employees and Stockholders.

           No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Guarantor, solely by virtue of being such, shall have any liability for any obligations of the Company or the Guarantor under the Notes, the Parent Guarantee, this Indenture or the Security Documents (including the Security Agreement) or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Parent Guarantee. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

           Section 12.07. Governing Law.

           THIS INDENTURE, THE NOTES AND THE PARENT GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.

           Section 12.08. No Adverse Interpretation of Other Agreements.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

           Section 12.09. Successors and Assigns.

           All covenants and agreements in this Indenture and the Notes by the Company shall bind its respective successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture and the Notes by the Trustee shall bind its respective successors and assigns, whether so expressed or not.

           Section 12.10. Severability.

           In case any provision in this Indenture or in the Notes or the Parent Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 12.11. Counterpart Originals.

           The parties may sign any number of counterpart copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           Section 12.12. Table of Contents, Headings, Etc.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


           [Signatures appear on following page.]

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered in New York, New York as of the day and year first above written.

Dated: December 7, 1999               AVATEX FUNDING, INC.


                                      By:  /s/ Melvyn J. Estrin
                                         --------------------------------------
                                           Melvyn J. Estrin
                                           Co-Chief Executive Officer



Dated: December 7, 1999               AVATEX CORPORATION


                                      By:  /s/ Melvyn J. Estrin
                                         --------------------------------------
                                           Melvyn J. Estrin
                                           Co-Chief Executive Officer



Dated: December 7, 1999               NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION


                                      By:      /s/ Timothy P. Mowdy
                                         --------------------------------------
                                         Name: Timothy P. Mowdy
                                         Title:

                                    Exhibit A
                                    ---------
                                 (Face of Note)


           [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depositary or by a nominee of the Depository to the Depository or another nominee of the Depositary or by the Depository or any such nominee to a successor Depositary or a nominee of such successor Depository. The Depository Trust Company, 55 Water Street, New York, New York ("DTC"), shall act as the Depository until a successor shall be appointed by the Company. Unless this certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein].1

                              6.75% Notes due 2002

No. _____                                                Cusip No: 05349G AA 1

                              AVATEX FUNDING, INC.

promises to pay to [insert if a Global Note: Cede & Co.] [insert if a Definitive
Note: _____] or registered assigns, the principal sum of $___________ (_____________ Dollars) on December 7, 2002.

                 Interest Payment Dates: June 15 and December 15

                       Record Dates: June 1 and December 1



                                         AVATEX FUNDING, INC.

                                         By:
                                            ---------------------------------
                                            Name:
                                            Title:

--------
1. This paragraph should be included only if the Note is issued in global form.

           This is one of the 6.75% Notes due 2002 referred to in the within-mentioned Indenture:

                                           NORWEST BANK MINNESOTA,
                                           NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:
                                              ---------------------------------
                                                  Authorized Signature

                                 (Back of Note)
                              6.75% Notes due 2002

           Capitalized terms used herein (but not otherwise defined) shall have the meanings assigned to them in the Indenture referred to below.

           1. Interest. Avatex Funding, Inc., a Delaware corporation (the "Company"), promises to pay interest on the outstanding principal amount of this Note at the rate of 6.75% per annum. The Company shall pay interest semi-annually, in cash, in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

           2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on June 1 and December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose, or at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders.

           3. Paying Agent and Registrar. Initially, Norwest Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

           4. Indenture. This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.75% Notes due 2002, issued by the Company initially in connection with the Issuance in an aggregate principal amount not to exceed $34,000,000. The Company issued the Notes under an Indenture dated as of December 7, 1999 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Company, the Guarantor party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

           5. Optional Redemption. The Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at a redemption price equal to 100% of principal amount of the Notes to be redeemed, together with accrued and unpaid interest thereon to the applicable redemption date.

           In the event the Company receives an Extraordinary Dividend on account or in respect of the Pledged Collateral, the Company may use all or part of the proceeds of such Extraordinary Dividend to make an offer to all Holders of Notes (the "Extraordinary Dividend Offer") to purchase Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Any Extraordinary Dividend Offer shall be consummated in accordance with the procedures set forth in the Indenture.

           6. Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

           7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part, provided that no Notes shall be redeemed in a principal amount that is less than $1.00. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

           8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

           9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

           10. Security. The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on any overdue principal of and interest on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured to the extent provided in the Security Agreement which the Company has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Agreement (including, without limitation, the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee or the Collateral Agent, as the case may be, to enter into the Security Agreement and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.

           11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Parent Guarantee issued hereunder and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (excluding, as part of such majority, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and, subject to the terms of the Indenture, the Notes, the Parent Guarantee and the Security Documents, any existing default or compliance with any provision of the Indenture, the Notes, the Parent Guarantee or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (excluding consents obtained in connection with a tender offer or exchange offer for the Notes); provided, however, that the consent of the Holders of at least 66-2/3% in principal amount of the Notes then outstanding (excluding, as part of such 66-2/3%, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes) shall be required for any amendment or supplement of, or waiver of any existing Default or compliance with any provisions of, Section 4.08, 4.09, 4.10 or 5.01 of the Indenture. Without the consent of any Holder of Notes, the Company, the Guarantor and the Trustee may amend or supplement the Indenture, the Notes, the Parent Guarantee or the Security Documents to cure any manifest error, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to comply with Article 10 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to enter into additional or supplemental Security Documents; or to provide for the appointment of a successor trustee in compliance with the requirements of Section 7.08 of the Indenture.

           12. Defaults and Remedies. Each of the following constitutes an "Event of Default": (a) default for 15 days in the payment when due of interest on the Notes; (b) default for 5 days in payment when due of the principal of the Notes; (c) failure by the Company or the Guarantor, as applicable, to comply with the provisions of Section 4.09, 4.10, 5.01 or 10.03 of the Indenture; (d) failure by the Company for 21 days after written notice to comply with any of its other covenants or agreements in the Indenture, the Notes or the Security Agreement (including the failure to provide the Collateral Agent under the Security Agreement, for the benefit of the Holders of the Notes, with a continuing first-priority Lien on the Pledged Collateral), or the failure, after 21 days written notice thereof, of any of the representations or warranties in the Security Agreement to be true and correct in all material respects; (e) failure by the Guarantor to perform any covenant set forth in the Parent Guarantee, or the repudiation by the Guarantor of its obligations under the Parent Guarantee or the unenforceability of the Parent Guarantee against the Guarantor for any reason, unless, in each such case, the Guarantor has no indebtedness for borrowed money outstanding at such time or at any time thereafter; and (f) certain events of bankruptcy with respect to the Company.

           If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (f) or (g) of
Section 6.01 of the Indenture with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in this Indenture.

           Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee or the Collateral Agent in its exercise of any trust or power, including the exercise of any remedy under the Security Agreement. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Collateral Agent, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of interest on or principal of the Notes, and except in connection with a purchase of, or a tender offer or exchange offer for, the Notes. Notwithstanding the foregoing, the consent of Holders of at least 66-2/3% in principal amount of the Notes then outstanding (excluding, as part of such 66-2/3%, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes) shall be required for any waiver of any existing Default or Event of Default with respect to the Company's non-compliance with Section 4.08, 4.09, 4.10 or 5.01 of the Indenture.

           13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not the Trustee.

           14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Guarantor, solely by virtue of being such, shall have any liability for any obligations of the Company or the Guarantor under the Notes, the Parent Guarantee, the Indenture or the Security Documents (including the Security Agreement) or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

           15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

           16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minor Act).

           17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

           18. Governing Law. The internal law of the State of New York shall govern and be used to construe the terms of this Note, without regard to the choice of law rules thereof.

           The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

           Avatex Funding, Inc.
           5910 North Central Expressway
           Suite 1780
           Dallas, Texas  75206
           Attention: General Counsel

                                 ASSIGNMENT FORM


           To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
                     ----------------------------------------------------------
                           (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     -------------------

                     Your Signature:
                                    -------------------------------------------

          (Sign exactly as your name appears on the face of this Note)





                              Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 3.10 of the Indenture, check the box below:

           [ ] Section 3.10

           If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.10 of the Indenture, state the amount you elect to have purchased: $
                 ---------------



Date:             Your Signature:
     -----------                 ---------------------------------------------
                                (Sign exactly as your name appears on the Note)


                  Tax Indemnification No.:
                                          -------------------------------------


Signature Guarantee.

Note: Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES2

           The following exchanges of a part of this Global Note for an interest in another Global Note or for Definitive Notes, or exchanges of a part of another Global Note or Definitive Notes for an interest in this Global Note, have been made:

                                                                                Principal Amount
                                                                                 of this Global           Signature of
                         Amount of decrease          Amount of increase          Note following            authorized
       Date             in Principal Amount         in Principal Amount          such decrease         officer of Trustee
    of Exchange         of this Global Note         of this Global Note          (or increase)          or Note Custodian
    -----------         -------------------         -------------------          -------------          -----------------











----------
2. This should be included only if the Note is issued in global form.

                                    Exhibit B
                                    ---------

                     FORM OF SPECIAL COMPLIANCE CERTIFICATE
                     --------------------------------------

                                 (see attached)

                                   CERTIFICATE

                                       OF

                              AVATEX FUNDING, INC.

           The undersigned, Avatex Funding, Inc. (the "Borrower") does hereby certify that:

           1. This certificate is being provided to and may be relied upon by the holders ("Noteholders") of 6.75% Notes due 2002 of Borrower (the "Notes"). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Indenture dated December 7, 1999 for the Notes.

           2. The Borrower is a special purpose corporation organized in August, 1999, under the laws of the State of Delaware to issue the Notes and pledge the Phar-Mor Stock.

           3. The Borrower's certificate of incorporation and bylaws limit the Borrower's activities to the items set forth in Article III of Borrower's restated certificate of incorporation (as filed on December 7, 1999).

           4. The Borrower has at all times maintained and will continue to maintain in full effect its separate existence and good standing as a corporation under the laws of the State of Delaware.

           5. The Borrower has conducted at all times, and will conduct its affairs strictly in accordance with, and has at all times observed and will continue to observe all procedures required by, its restated certificate of incorporation, bylaws and the laws of the State of Delaware. The Borrower has observed at all times and will observe all necessary, appropriate and customary corporate formalities, including taking all actions at meetings (or by written consent) of its shareholder or shareholders appropriate to authorize all action, keeping separate and accurate minutes of such meetings (and written consents) and adopting all resolutions or consents necessary to authorize actions taken or to be taken. The Borrower will also observe all of its covenants in the Indenture, the Notes and the Pledge and Security Agreement dated December 7, 1999 and related documents (collectively, the "Transaction Documents"). The Borrower will comply at all times with all of the terms of this Certificate.

           6. The Borrower at all times has maintained and will maintain accurate and complete books, records, accounts and financial statements, in each case separate and distinct from the books, records, accounts and financial statements of its Affiliates.

           7. The Borrower at all times (a) will allocate expenses among the Borrower and other entities with whom it shares office space as set forth below, and (b) has and will continue to have stationery and other business forms separate from its Affiliates.

           8. The funds and other assets of the Borrower at all times have been and will be identifiable and at no time have been nor will be commingled with those of its Affiliates, and neither the funds nor other assets of any Affiliate have been or will be commingled with those of the Borrower. The Borrower at all times has maintained and will continue to maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or otherwise identify such assets from those of its Affiliates. No funds of the Borrower have been or will be diverted to any other Person for any purpose other than the business of the Borrower.

           9. The transactions evidenced by the Transaction Documents (the "Transactions") reflect bona fide transactions which have arm's-length terms and which have been undertaken in good faith, and without an intent to evade any applicable laws or public policy. None of the Transactions has been or will be concealed from any interested party. The Borrower is not presently the subject of a pending proceeding under the Bankruptcy Code. None of the Transactions was entered into with the intent to hinder, defraud or delay any of the creditors of the Borrower .

           10. Except for the guaranty of the Notes by Avatex Corporation, and except for the public assumption of Avatex's obligations under the Trustee Note as contemplated by the Subrogation Agreement, none of the Borrower's Affiliates are obligated to advance funds to the Borrower or otherwise supply funds to it, or guaranty or become obligated for its debts.

           11. The Borrower at all times has paid and will continue to pay, from its own separate assets, all liabilities incurred by it, it being understood that the Borrower has received and may receive capital contributions from Avatex Corporation in order for it to make interest and principal payments and satisfy any other obligations in the Notes. Any allocations of direct, indirect or overhead expenses for items, employees or office space shared between the Borrower and any Affiliate at all times have been made and will be made to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered. The general overhead and administrative expenses of the Borrower will not be charged or otherwise allocated to any Affiliate, and such expenses of any Affiliate shall not be charged to the Borrower.

           12. The Borrower at all times has conducted and will continue to conduct its business solely in its own name so as not to mislead others as to the identity of the Borrower. Without limiting the generality of the foregoing, all oral and written communications of the Borrower have been made and will continue to be made solely in the name of the Borrower.

           13. The Borrower will incur no liabilities of any kind to any Person except for those contemplated under the Transaction Documents. The Borrower has not made and will not make any guarantees, and has not and will not otherwise become liable, with respect to the obligations of any Affiliate or any other Person except for the possible assumption of Avatex Corporation's obligations under the Trustee Note as contemplated by the Subrogation Agreement. The Borrower also has not and will not acquire obligations of, or make loans or advances to any Affiliate or any other Person except for the possible assumption of Avatex Corporation's obligations under the Trustee Note as contemplated by the Subrogation Agreement. If and to the extent an Affiliate of the Borrower provides funds to Borrower, such funds will be provided and properly recorded as a contribution to capital.

           14. The Borrower at all times has acted and will continue to act solely in its own name and through its own authorized officers and agents in the conduct of its business. The Borrower at no time has or will (a) hold itself out as having agreed to pay or become liable for the debts of any Affiliate or any other Person, except for the possible assumption of Avatex Corporation's obligations under the Trustee Note as contemplated by the Subrogation Agreement;
(b) fail to correct any known misrepresentation with respect to the foregoing; or (c) operate or purport to operate as an integrated, single economic unit with respect to any Affiliate.

           15. The Borrower acknowledges that the Noteholders and the Indenture Trustee have entered into the Transaction Documents in reliance on the identity of the Borrower as a legal entity separate from its Affiliates. Subject to the terms of the Indenture, the Notes, the Security Agreement and the Subrogation Agreement, the isolation of the Borrower as an entity separate and distinct from its Affiliates was a necessary precondition to the consummation of the Transactions.

           16. The Borrower at all times has maintained and will continue to maintain an arm's-length relationship with its Affiliates, except that Avatex Corporation has made and may make capital contributions to the Borrower from time to time, including to enable Borrower to make interest and principal payments and satisfy any other obligations on the Notes. Fees that may be paid to Affiliates by the Borrower pursuant to any agreement that has been or that will be entered into in accordance with the Transaction Documents are generally comparable to the fees that would be payable to an unaffiliated third party under an arm's-length agreement for such services.

           17. The annual financial statements of the Borrower properly disclose and will properly disclose the effects of the Transactions. The Borrower's financial statements have clearly indicated and will clearly indicate the separate existence of the Borrower and its separate assets and liabilities. None of such financial statements, nor any consolidated financial statement, have suggested or will suggest in any way that the Borrower's assets are available to pay the claims of creditors of any Affiliate or any other Person.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this _____ day of ____________, ________.





                                     AVATEX FUNDING, INC.



                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Exhibit C

                  FORM OF NOTATION OF PARENT GUARANTEE ON NOTE
                  --------------------------------------------

           Pursuant to the Indenture, the Guarantor has unconditionally guaranteed (a) the due and punctual payment of the principal of and interest on the Notes, whether at stated maturity, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.

           Notwithstanding the foregoing, in the event that the Parent Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under the Parent Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

           The Parent Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Parent Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

Dated:                               AVATEX CORPORATION
      ------------------


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Exhibit D
                                    ---------

                         FORM OF SUPPLEMENTAL INDENTURE

           SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of __________, _____ among Avatex Funding, Inc., a Delaware corporation (the "Company"), [Guarantor], a ________________ corporation (the "New Guarantor"), and Norwest Bank Minnesota, National Association, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                              W I T N E S S E T H:

           WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 7, 1999 (the "Indenture"), providing for the issuance by the Company of 6.75% Notes due 2002 in an aggregate principal amount not to exceed $34,000,000 (the "Notes");

           WHEREAS, [describe circumstances leading to New Guarantor assuming obligations of Parent Guarantee]; and

           WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

           1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

           2. Agreement To Guarantee. The New Guarantor hereby agrees to guarantee the Company's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

           3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guarantor, solely by virtue of being such, shall have any liability for any obligations of the Company or the Guarantor under the Notes, the Parent Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Parent Guarantee.

           4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

           5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

           7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                               AVATEX CORPORATION
      ------------------


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


Dated:                               [Name of New Guarantor]
      ------------------


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:



Dated:                               NORWEST BANK MINNESOTA,
      ------------------             NATIONAL ASSOCIATION,
                                     as Trustee

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    Exhibit E
                                    ---------

                           FORM OF SECURITY AGREEMENT
                           --------------------------

                                 (see attached)